October 15, 2008



SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



RE:	American Depositary
Shares evidenced by the
American Depositary
Receipts each
representing ten
Ordinary Shares of
China Unicom Limited
(Form F-6 File No. 333-11952)


Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities
Act of 1933, as amended, on behalf of The Bank of New York Mellon, as Depositary for securities against which American Depositary
Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the change in the Companys name from China
Unicom Limited to China Unicom (Hong Kong)
Limited.

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F-6 Registration
Statement, the Prospectus consists of the ADR certificate for China Unicom (Hong Kong)
Limited.

Due to the name change of China Unicom
Limited to China Unicom (Hong Kong) Limited, the Prospectus has been revised to include an overstamp which states that:

Effective October 15, 2008, the Companys name changed to China Unicom (Hong
Kong) Limited.

Please contact me with any questions or
comments at 212 815-2476.

Joanne Zhuo Wang
Assistant Treasurer
The Bank of New York Mellon - ADR Division


Encl.
CC: Paul Dudek, Esq. (Office of International
Corporate Finance)







Depositary Receipts
101 Barclay Street 22nd Floor West, New York, NY 10286